EXHIBIT 99.1
April 4, 2025

Anne T. Madden
855 S. Mint Street
Charlotte, North Carolina 28202

Re:    Offer Letter

Dear Anne:

I am pleased to confirm our offer to you to become Senior Vice President, Portfolio Transformation and Senior Advisor, based in Charlotte, North Carolina, reporting directly to Vimal Kapur. The effective date of this new role will be May 5, 2025, (“Effective Date”), subject to the terms and conditions of this offer letter. In this position, you will be a Non-Executive Officer of Honeywell.

In connection with your new role, you will be entitled to the following compensation1 and benefits package:

COMPENSATION

Base Salary: As of the Effective Date, your annual base salary will be $750,000. Base salary reviews occur annually and any adjustments are generally at the end of the first quarter of the calendar year. Adjustments are based on your performance and other relevant factors. You will next be eligible for a base salary review in March of 2026.

Annual Incentive Compensation: Your target incentive compensation opportunity will remain at 100% of your annual cash base salary earnings during the year. Incentive compensation awards are paid in the first quarter of the following year.

Annual Long-Term Incentive Awards: Beginning in 2026, you will be eligible for annual long-term incentive (“LTI”) awards with a target value of $2,000,000. Your LTI awards shall consist of stock options, restricted stock units, performance stock units or cash-based awards, or some combination thereof, as determined by the Company in its discretion. The actual size and mix of your annual LTI awards will be determined by the Management Development and Compensation Committee of the Company’s Board of Directors (“MDCC”). The terms of all LTI awards are governed by the terms of the applicable stock plan and the relevant award agreements, which may include forfeiture provisions in the event you voluntarily resign your employment from Honeywell with less than 60 days’ notice. Moreover, Honeywell and the MDCC reserve the right to modify the design or mix of the LTI award program in the future.

1 As a corporate officer of Honeywell, your compensation must be officially approved by the Management Development and Compensation Committee of the Company’s Board of Directors (“MDCC”). It is expected that your compensation package will be approved as of the Effective Date. However, in the event the package has not yet been approved, it will be retroactively approved at the next regularly scheduled meeting of the MDCC.

OTHER EXECUTIVE BENEFITS

You will also be entitled to the following Executive Benefits:

•Excess Liability Insurance: Through December 31, 2025, Honeywell will pay the annual premium for an Excess Liability Insurance policy that provides $20,000,000 of personal liability umbrella coverage per occurrence.

•Executive Severance: While you are serving in your new role, you will continue to be covered by the Honeywell International Inc. Severance Plan for Designated Officers (the “Severance Plan”). The Severance Plan currently provides for 18 months of base salary continuation and target bonus if your employment is involuntary terminated for a reason other than Cause (as defined in the Severance Plan document in effect when you terminate employment). You will be required to execute a release of claims against Honeywell and its affiliates and related parties and you may be required to agree to certain non-solicitation, non-disclosure and non-competition covenants as a condition of receiving executive severance benefits. For additional information, please consult the actual plan document.

STOCK OWNERSHIP GUIDELINES FOR HONEYWELL OFFICERS

While you are an Officer of the Company, you will be required to hold Honeywell shares in accordance with Honeywell’s Stock Ownership Guidelines, as amended from time to time. A copy of the Stock Ownership Guidelines will be separately provided to you.

INTELLECTUAL PROPERTY AND NON-COMPETITION AGREEMENTS

As a condition of this employment offer, you are required to execute (i) Honeywell’s “Employee Agreement Relating to Trade Secrets, Proprietary and Confidential Information” (“IP Agreement”), and (ii) the “Honeywell International Inc. Noncompete Agreement for Select Management Employees” (“Noncompete Agreement”), both of which are attached hereto.

ACCEPTANCE OF OFFER

Please indicate your acceptance of this offer by signing this offer letter, as well as the IP Agreement and Noncompete Agreement, and returning them to me.

Honeywell has a long and distinguished history. But, more importantly, we are a company with a terrific future and a great place to work. Our performance culture drives growth for us and competitive advantage for our customers. We hire the best people; give them every possible opportunity to learn, grow, and develop; and reward them for their contributions. We offer career paths that span product lines, job types, businesses, and countries.

Anne, we are excited to be extending this offer to you and look forward to working with you in your new role. Your experience and background are an asset to our Company.

If you have any questions or need any further information about our offer, please contact me directly.

Congratulations,

/s/Karen Mattimore
Karen Mattimore
Senior Vice President and Chief Human Resources Officer

Read and Accepted:

/s/Anne T. Madden                              April 7, 2025
ANNE T. MADDEN (E071439)                     Date

All businesses experience changing conditions. Accordingly, we reserve the right to change work assignments, reporting relationships and staffing levels to meet business needs, and your employment with Honeywell will be on an "at will" basis. This means that there is no guarantee of employment for any specific period, and either you or Honeywell may terminate your employment at any time.

The descriptions of benefits and perquisites described in this offer letter are for general information purposes only and are not intended to modify any plan document, summary plan description (“SPD”) or prospectus. For a complete description of any benefit or perquisite, you may request a copy of the applicable plan document, SPD or prospectus. The Company reserves the right to modify, amend or terminate any benefit plan or perquisite in its sole and absolute discretion.

HONEYWELL INTERNATIONAL INC.
Employee Agreement Relating to Trade Secrets,
Proprietary and Confidential Information

In consideration of my employment, continued employment, compensation, eligibility for any future discretionary raises or merit increases, eligibility for any future bonuses, awards or payments under any Honeywell incentive compensation or equity programs or plans, eligibility for severance benefits under any Honeywell severance program or plan, and the equipment, materials, facilities and Honeywell Confidential Information supplied to me, I understand and agree that:

1.Records of Inventions. I will keep (have kept) complete and current written records of all Inventions I Make/Made during the period of time I am/was employed by Honeywell and promptly disclose(d) all such Inventions in writing to Honeywell for the purpose of adequately determining Honeywell’s rights in each such Invention. I will supplement any such disclosures to the extent Honeywell may request that I do so. If I have any doubt as to whether or not to disclose an Invention to Honeywell, I will disclose it.

2.Disclosure of Inventions after Termination. Without further compensation, I will promptly and completely disclose in a confidential writing to Honeywell’s Law Department all Inventions that I Make during the one year immediately following the end of my employment by Honeywell that are based upon Honeywell’s Confidential Information for the purpose of determining Honeywell’s rights in each such Invention before filing any application for patents on such Inventions. I will not file any patent application relating to any such Invention without the prior written consent of Honeywell’s Law Department. If I do not prove that I Made the Invention entirely after leaving Honeywell’s employment and without using or incorporating Honeywell’s Confidential Information, the Invention is presumed to have been Made during the period of time I was employed by Honeywell. I acknowledge that the conditions of this paragraph are no greater than is necessary for protecting Honeywell’s interests in Confidential Information and in Inventions to which it is rightfully entitled.

3.Ownership of Inventions. I agree that each and every Invention I Make/Made during the period of time I am/was employed by Honeywell (a) that relates directly to the business of Honeywell or to Honeywell’s actual or demonstrably anticipated research or development, or (b) that results from any work I perform(ed) for Honeywell is the sole and exclusive property of Honeywell, and will continue to be the sole and exclusive property of Honeywell pursuant to this Agreement without any further action required by either party. I hereby irrevocably assign my entire right, title and interest in each such Invention to Honeywell. If, at any time, a court or other tribunal rules that my assignment under this paragraph is ineffective or unenforceable for any reason, I agree to perform all actions necessary to assign these Inventions and/or pre-employment Inventions to Honeywell. Each Invention I Make/Made during the period of time I am/was employed by Honeywell for which no equipment, supplies, facilities or Honeywell Confidential Information was used and that was developed entirely on my own time is my property, unless (a) the Invention relates directly to the business of Honeywell or to Honeywell’s actual or demonstrably anticipated research or development, or (b) the Invention results from any work performed by me for Honeywell. If I assert any property right in an Invention I Make/Made during the period of time I am/was employed by Honeywell, I will promptly notify Honeywell’s Law Department in writing.

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4.Cooperation with Honeywell and Assignment of Rights. In addition to the foregoing assignment of Inventions to Honeywell, I hereby irrevocably transfer and assign to Honeywell (and agree to sign any further documents to irrevocably transfer and assign to Honeywell): (i) all worldwide patents, patent applications, copyrights, mask works, trade secrets and other intellectual property rights, including but not limited to rights in databases, in any Inventions owned by Honeywell pursuant to paragraph 3 of this Agreement, along with any registrations of or applications to register such rights; (ii) any and all Moral Rights that I may have in or with respect to any such Inventions; and (iii) all worldwide trademark applications or registrations, domain names or social or business networking/media account or identification names related to the scope of my employment. I also hereby forever waive and agree never to assert any and all Moral Rights I may have in or with respect to any assigned Inventions, even after termination of my work on behalf of Honeywell. I agree to assist and fully cooperate with Honeywell in obtaining, and enforcing Honeywell’s patents, copyrights, mask work rights, trade secret rights and other legal protections for such Inventions. I will also assist and fully cooperate with Honeywell in defending Honeywell against claims of violation of the intellectual property rights of others. I will be paid my reasonable expenses in assisting, and cooperating with, Honeywell. I will execute any lawful document Honeywell requests me to execute relating to obtaining, maintaining, asserting or enforcing legal protection for any said Invention or in defending against claims of the violation of the intellectual property rights of others (including, but not limited to, executing applications, assignments, oaths, declarations, and affidavits) and I will make myself available for interviews, depositions and testimony. In the event that Honeywell is unable, after reasonable effort, to secure my signature on any document or documents needed to apply for or prosecute any patent, copyright, or other right or protection relating to an Invention or right mentioned above, for any other reason whatsoever, I hereby irrevocably designate and appoint Honeywell and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and on my behalf to execute and file any such application or applications, and to do all other lawfully-permitted acts to further the prosecution and issuance of patents, copyrights, or similar protections thereon with the same legal force and effect as if executed by me for this purpose.

5.Pre-employment Inventions. On Schedule A, which is an integral part of this Agreement, I have completely identified (without disclosing any trade secret or other confidential information) every Invention I Made before my employment by Honeywell in which I have an ownership interest and that is not the subject matter of an issued patent or a printed publication at the time I sign this Agreement. If I become aware of any projected or actual use of any such Invention by Honeywell, I will promptly notify Honeywell in writing of said use. I acknowledge and agree that if I use(d) any of my pre-employment Inventions in the scope of my employment, or include(d) them in any product or service of Honeywell, I hereby grant to Honeywell a perpetual, irrevocable, nonexclusive, world-wide, royalty-free license without any further action required by either party to use, disclose, make, sell, copy, distribute, modify and create works based on, perform or display such pre-employment Inventions and to sublicense third parties with the same rights. Except as to the Inventions listed on Schedule A or those that are the subject matter of an issued patent or a printed publication at the time I sign this Agreement, I will not assert any rights against Honeywell with respect to any Invention Made before my employment by Honeywell.

6.Honeywell’s Confidential Information. I will never, directly or indirectly, during or after my employment with Honeywell misappropriate, use or disclose Honeywell’s Confidential Information except in furthering Honeywell’s business nor will I disclose or disseminate at any time

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Honeywell’s Confidential Information to anyone who is not an officer, director, employee, attorney or authorized agent of Honeywell without the prior written consent of Honeywell’s Law Department, unless the specific item of Honeywell’s Confidential Information: (a) is now, or hereafter (through no breach of this Agreement) becomes, general public knowledge; (b) prior to my disclosure, dissemination or use, was lawfully acquired by me without any obligation to retain the information in confidence; or (c) as otherwise set forth in this Section 6. In this connection, I will not publish any of Honeywell’s Confidential Information for dissemination outside Honeywell or file any patent application relating to any Invention I Make/Made during the period of time I am/was employed by Honeywell without the prior written approval of Honeywell’s Law Department. I will execute any agreement relating to the protection of Honeywell’s Confidential Information or such information of any third party whose intellectual property Honeywell is under a legal obligation to protect if Honeywell requests that I do so. I will not engage without the prior written consent of Honeywell’s Law Department, either during the period of time I am/was employed by Honeywell or for a period of two (2) years following my Termination of Employment for any reason, in any activity or employment in the faithful performance of which it could be reasonably anticipated that I would use or disclose Honeywell’s Confidential Information. All documents and tangible things embodying or containing Honeywell’s Confidential Information are Honeywell’s exclusive property. I have/had access to them solely for performing the duties of my employment by Honeywell. I will protect the confidentiality of their content and comply with all security policies and procedures, which may, from time to time, be established by Honeywell. I will return all of them and all copies, facsimiles and specimens of them and any other tangible forms of Honeywell’s Confidential Information in my possession, custody or control to Honeywell before leaving the employment of Honeywell.

I understand that I have the right to use or practice any skill or expertise generally associated with my employment but not special or unique to Honeywell, but that I do not have the right to use, practice or disclose Honeywell’s Confidential Information for my own benefit or for the benefit of any third party.

I acknowledge that I have been hereby provided notice that federal law provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret where: (a) the disclosure is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) the disclosure is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Federal law also provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order. I understand that in the event it is determined that disclosure of trade secrets was not done in good faith for the reasons described above, I will be subject to substantial damages, including punitive damages and attorneys’ fees.

NOTHING IN THIS AGREEMENT (OR ANY OTHER HONEYWELL PLAN, POLICY OR AGREEMENT) PROHIBITS ME FROM: (I) MAKING TRUTHFUL STATEMENTS OR DISCLOSING CONFIDENTIAL INFORMATION AS MAY BE REQUIRED BY APPLICABLE LAW OR REGULATION, OR PURSUANT TO THE VALID ORDER OF A COURT OF COMPETENT JURISDICTION OR AN

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AUTHORIZED GOVERNMENT AGENCY, (II) COOPERATING WITH OR PARTICIPATING IN ANY INVESTIGATION BY A GOVERNMENTAL AGENCY, (III) REPORTING POSSIBLE VIOLATIONS OF FEDERAL OR STATE LAW OR REGULATION TO, OR FILING A CHARGE WITH, ANY GOVERNMENTAL AGENCY OR ENTITY (INCLUDING, BUT NOT LIMITED TO, THE DEPARTMENT OF JUSTICE, THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), THE COMMODITY FUTURES TRADING COMMISSION (“CFTC”), THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, MEMBERS OF CONGRESS, AND ANY AGENCY INSPECTOR GENERAL), OR MAKING OTHER DISCLOSURES THAT ARE PROTECTED UNDER THE WHISTLEBLOWER PROVISIONS OF FEDERAL OR STATE LAW OR REGULATION,1 AND THE PRIOR AUTHORIZATION OF, OR NOTIFICATION TO, HONEYWELL IS NOT NEEDED TO MAKE ANY SUCH REPORTS OR DISCLOSURES, OR (IV) RECEIVING A MONETARY WHISTLEBLOWER AWARD FOR INFORMATION PROVIDED PURSUANT TO ANY GOVERNMENT WHISTLEBLOWER AWARD PROGRAM, INCLUDING THE SEC AND/OR CFTC WHISTLEBLOWER AWARD PROGRAMS, OR ANY OTHER WHISTLEBLOWER AWARD PROGRAM PURSUANT TO WHICH AN AWARD CANNOT BE WAIVED AS A MATTER OF LAW.

7.     Confidential Information from Previous Employment. I certify that I have not, and will not, disclose(d) or use(d) during my employment by Honeywell, any confidential information or trade secrets that I acquired as a result of any previous employment or under a contractual obligation of confidentiality before my employment by Honeywell. I understand that Honeywell has no interest in, and will not accept disclosure by me of, any trade secrets or confidential information that belongs to a third party. If I am/was ever placed in a position where I will be (was) required or am/was given an assignment that will/did require me to use, directly or indirectly, any trade secrets or confidential information of any person, previous employer or any third party, I will/did promptly inform Honeywell’s Law Department and my supervisor before I undertake/undertook any activity that would involve the use or disclosure of such information or present the appearance to any such third party that I may have used or disclosed such information. If I fail(ed) to do so, Honeywell may elect not to indemnify me in the event of litigation and may take such other actions, as it deems appropriate, up to and including termination of my employment.

8.    Prior Restrictive Obligation. On Schedule B, which is an integral part of this Agreement, I have completely identified all prior obligations (written and oral) that restrict(ed) my ability to perform the duties of my employment by Honeywell, including all confidentiality agreements and covenants restricting future employment.

9.    Nonsolicitation of Honeywell Employees. I acknowledge that Honeywell has invested, and will continue to invest, significant time and money to recruit and retain its employees. Therefore, recognizing that I owe Honeywell an undivided duty of loyalty and that in the course of my employment I have obtained valuable information about Honeywell employees, their respective talents and areas of expertise, I agree that, during my employment and for a period of two (2) years following my Termination of Employment from Honeywell for any reason, I will not directly or
1 The definitions, requirements, obligations, rights, sanctions, and liabilities created by controlling laws or regulations relating to these protections are incorporated into this Agreement and are controlling.

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indirectly, for my own account or for others, (i) solicit (or assist another in soliciting) for employment or for the performance of services, (ii) offer or cause to be offered employment or other service engagement, or (iii) participate in any manner in the employment or hiring for services of any current or former Honeywell employee with whom I had contact or of whom I became aware in my last two (2) years of Honeywell employment, unless it has been more than 12 months since that individual left Honeywell. Nor will I, for my own account or for others, in any way induce or attempt to induce such individual to leave the employment of Honeywell.

10.    Nonsolicitation of Honeywell Customers, Suppliers, Business Partners and Vendors. I acknowledge that Honeywell has invested and will continue to invest significant time and money to develop valuable, continuing relationships with existing and prospective clients and customers of Honeywell. Therefore, recognizing that in the course of my employment I have obtained valuable information about Honeywell customers, suppliers, business partners, and/or vendors, and their requirements, I agree that during my employment and for a period of two (2) years following my Termination of Employment from Honeywell for any reason, I will not directly or indirectly, for my own account or for others, solicit or assist others in soliciting or attempt to solicit (or assist others in attempting to solicit), (i) any existing clients, customers, suppliers, business partners, and/or vendors of Honeywell with whom I had contact, or of whom I became aware while employed by Honeywell during the two (2) year period prior to my Termination of Employment, or (ii) any prospective clients, customers, suppliers, business partners, and/or vendors of Honeywell with whom I had contact and with whom Honeywell took significant steps to do business during the two (2) year period prior to my Termination of Employment, for the purpose of inducing such existing or prospective clients, customers, suppliers, business partners, and/or vendors to cease doing business or reduce their business with Honeywell or to purchase, lease or utilize products or services that are competitive with, similar to, or that may be used as substitutes for any products or services offered by Honeywell.

11.    Notice to Future Employers. For the period of two (2) years immediately following my Termination of Employment, I will inform each new employer, prior to accepting employment, of the existence of this Agreement and provide that employer with a copy of it. Honeywell has the right to inform any future employer of the existence of this Agreement and to provide any future employers with a copy of it.

12.    Copyright. As to all works prepared by me that are/were: (i) within the scope of my employment, or (ii) based upon information I acquired from Honeywell that is not normally made available to the public, or (iii) commissioned by Honeywell, but not within my scope of employment, I hereby agree to:

(a)    Submit to Honeywell’s Law Department for approval for publication or oral dissemination;

(b)    Assign all right, title and interest in and to the copyright in all such works to Honeywell; and

(c)    Waive any claim of Moral Rights, author’s rights, droit moral, or any equivalent rights to the extent necessary or permitted by law.

I hereby release and allow Honeywell to use, for any lawful purpose, any voice reproduction, photograph, or other digital or video likeness of me made in the course of my employment,

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including my name, likeness and/or any other indicia of my persona in connection with the foregoing materials.

13.    Acknowledgement of Receipt. I acknowledge that I have received a copy of this Agreement prior to accepting employment, continued employment or other consideration as recited herein and that execution of this Agreement was an express condition of my employment, continued employment or receipt of other consideration recited herein.

14.    Effectiveness of Agreement. I acknowledge that the provisions of this Agreement are in addition to, and in no way intended to limit, restrict or narrow any prior or existing agreement with Honeywell. This Agreement does not replace or supersede any prior or existing employment or other agreement with Honeywell, but rather, shall be read in conjunction with such prior or existing agreements and shall be interpreted in a manner to provide Honeywell the maximum protection and the most effective and complete assignment of inventions provided by all agreements I have with Honeywell. The terms of this Agreement are to be read consistent with the terms of any other intellectual property, trade secret or confidentiality agreements that I have executed with Honeywell; provided, however, to the extent there is a conflict between/among such agreements, such agreements shall be read in concert and construed as providing the broadest possible protections to Honeywell, even if such construction would require provisions of more than one such agreement to be given effect. This Agreement shall be deemed effective as of the first day of my employment by Honeywell and shall continue throughout the entire period of time I am employed by Honeywell and my obligations will continue after, and survive, the end of my employment by Honeywell.

15.    Identity of Future Employer. Upon termination of my employment for any reason, if reasonably requested by Honeywell, I will advise Honeywell of the name and address of my intended future employer.

16.    Remedies. I acknowledge that a remedy at law for any breach or threatened breach of the provisions of this Agreement would be inadequate and therefore agree that Honeywell shall be entitled to injunctive relief in case of any such breach or threatened breach. In the event that a court determines that I have breached or threatened to breach this Agreement, I agree to reimburse Honeywell for all attorneys’ fees and costs incurred in enforcing the terms of the Agreement. However, nothing contained herein shall be construed as prohibiting Honeywell from pursuing any other remedies available for any such breach or threatened breach against me or my then-current employer that may also include but not be limited to contract damages, lost profits and punitive damages.

17.    Successors; Binding Agreement. This Agreement binds my heirs, executors, administrators, legal representatives and assigns and inures to the benefit of Honeywell and its successors and assigns. Only a written amendment executed by both Honeywell and me can modify this Agreement.

18.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to its principles of conflicts of law.

19.    Validity. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent legally-permissible. Accordingly, if any particular provision(s)

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of this Agreement shall be adjudicated to be invalid or unenforceable, the court may modify or sever such provision(s), such modification or deletion to apply only with respect to the operation of such provision(s) in the particular jurisdiction in which such adjudication is made. In addition, if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear. The remaining provisions of this Agreement shall remain in full force and effect.

20.    Definitions

(a)    “Confidential Information” means any information of a confidential or secret nature that (a) relates to the business of Honeywell or to the business of any parent, subsidiary, affiliate, customer, or vendor of Honeywell, or any other party with whom Honeywell agrees to hold information of such party in confidence; (b) is not generally known to the public or to other persons in the industry; and (c) Honeywell has taken reasonable measures under the circumstances to protect from unauthorized use or disclosure. Confidential Information covered by this Agreement means (i) trade secrets; (ii) proprietary information that does not rise to the level of a statutorily protectable trade secret that is made the property of Honeywell through positive operation of law in the form of this mutual agreement of the parties; or (iii) information that is otherwise legally protectable. Such Confidential Information includes, but is not limited to, assigned Inventions, knowledge, data, information, know-how, non-public intellectual property rights, including unpublished or pending patent applications and all related patent rights, techniques, formulae, processes, discoveries, improvements, ideas, conceptions, compilations of data, and developments, whether or not patentable and whether or not copyrightable. By way of example, Confidential Information includes: information that is not generally known in the industries in which Honeywell is engaged, which may be disclosed to me or that I may learn, observe, discover or otherwise acquire during, or as a result of, my employment by Honeywell and that includes, without limitation, any information, whether patentable, patented or not, relating to, without limitation, existing or contemplated products, inventions, services, technology, ideas, concepts, designs, patterns, processes, compounds, formulae, programs, devices, tools, compilations of information, methods, techniques, and including information relating to any research, research databases, development, manufacture, purchasing, engineering, know-how, business plans, marketing plans, sales or market methods, methods of doing business, customer lists, customer usages or requirements, the identities and competencies of Honeywell’s employees, financial information, operating and cost data, or supplier information, which is owned or licensed by Honeywell or held by Honeywell in confidence. The foregoing are only examples of Confidential Information.

(b)    “Honeywell” collectively identifies Honeywell International Inc. (a Delaware corporation having its headquarters in Charlotte, Mecklenburg County, North Carolina), its predecessors, designees and successors and its past, present and future operating companies, divisions, subsidiaries, affiliates and other business units, including businesses acquired by purchase of stock, merger or otherwise.

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(c) “Invention” includes not only inventions (whether or not patentable), but also innovations, improvements, discoveries, ideas, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, mask works – and all other forms of intellectual property (including, but not limited to, copyright works and mask works) – whether or not any of the foregoing constitutes a trade secret or information protectable by patents or copyright.

(d)     “Make” or “Made” when used in relation to Invention includes any one or any combination of (i) conception, (ii) reduction to practice, or (iii) development of an Invention and is without regard to whether I am a sole or joint inventor.

(e)    “Moral Rights” mean any rights to claim authorship of or credit on an assigned Invention, to object to or prevent the modification or destruction of any assigned Inventions or pre-employment Inventions licensed to Honeywell, or to withdraw from circulation or control the publication or distribution of any assigned Inventions or pre-employment Inventions licensed to Honeywell, and any similar right, existing under judicial or statutory law of any country or subdivision thereof in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a “moral right.”

(f)    “Solicit” or “soliciting” includes contacting, communicating with, marketing to, engaging or otherwise interacting with (whether initiated by me or not).

(g)    “Termination of Employment” shall be defined as any separation from employment with Honeywell regardless of the reason, including any and all voluntary and involuntary reasons for termination. The termination date for purposes of this Agreement shall be the last day I actively perform services for Honeywell.

21.    Headings Descriptive. The headings of the several paragraphs of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of this Agreement.

/s/ Anne T. Madden                                April 7, 2025
ANNE T. MADDEN (E071439)                        Date

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SCHEDULE A

HAVE YOU MADE ANY INVENTIONS BEFORE THE TERM OF YOUR EMPLOYMENT WITH HONEYWELL, IN WHICH YOU HAVE AN OWNERSHIP INTEREST AND THAT ARE NOT THE SUBJECT MATTER OF ISSUED PATENTS OR PRINTED PUBLICATIONS?

    (If there are none, please enter the word “NONE”)

NOTE: Please describe each such Invention without disclosing trade secrets or confidential information.
_None_______________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________
[Attach additional sheets if more space is needed.]

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SCHEDULE B

DO YOU HAVE ANY PRIOR OBLIGATIONS (WRITTEN OR ORAL) THAT WOULD RESTRICT YOUR ABILITY TO PERFORM THE DUTIES OF YOUR EMPLOYMENT WITH HONEYWELL?

(If there are none, please enter the word “NONE”)

NOTE: Please give date of, and parties to, obligations and the nature and substance of the restriction.
_None_______________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________
[Attach additional sheets if more space is needed.]

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HONEYWELL INTERNATIONAL INC.
NONCOMPETE AGREEMENT
FOR SELECT MANAGEMENT EMPLOYEES

In consideration of your role as a select management employee of Honeywell, your employment, continued employment, compensation, eligibility for any future discretionary raises or merit increases, eligibility for any future bonuses, awards or payments under any Honeywell incentive compensation or equity programs or plans, and the equipment, materials, facilities and Confidential Information supplied to you, you agree to the following:

1.    Noncompetition. You acknowledge that in the course of your employment with or provision of services to Honeywell, you have and will become familiar with Confidential Information concerning Honeywell, its businesses and employees, including, but not limited to, Honeywell’s business methods, business systems, strategic plans, plans for acquisition or disposition of products or businesses, expansion plans, financial status and plans, financial data, customer lists and data, and personnel information. You understand and agree that as part of your continued employment with Honeywell, you will continue to have access to and receive Confidential Information concerning Honeywell. You further acknowledge that Honeywell operates in a very competitive business environment and your services are, and will continue to be, of special, unique and extraordinary value to Honeywell. You further acknowledge that you have been given, and will continue to be given, access to and the ability to develop relationships with, customers of Honeywell at the time and expense of Honeywell, and have and will continue to receive training, experience and expertise from Honeywell that make your services of special, unique and extraordinary value to Honeywell. You further acknowledge and agree that you will not, directly or indirectly, at any time during or after your employment with Honeywell, except in the course of performing your duties for Honeywell, disclose, disseminate, make available or use Honeywell’s Confidential Information.

    You agree that, during your employment and for a period of two (2) years following your Termination of Employment with Honeywell for any reason, you will not become employed by, perform services for, or otherwise become Associated with a Competing Business. This restriction shall apply to any Competing Business that conducts business in the same or substantially similar geographic area as Honeywell.

For purposes of this Agreement, “Competing Business” means any business, person, entity or group of business entities, regardless of whether organized as a corporation, partnership (general or limited), joint venture, association or other organization, that (i) conducts or is planning to conduct1 a business similar to and/or in competition with any business conducted or planned by Honeywell, or (ii) designs, develops, produces, offers for sale or sells a product or service that can be used as a substitute for, or is generally intended to satisfy the same customer needs for, any one or more products or services designed, developed, manufactured, produced or offered for sale or sold by a Honeywell business. Notwithstanding the foregoing, an entity is not a Competing Business with respect to you unless you were employed by, performed services for, had responsibility for, or had operational knowledge of, a Honeywell business(es) in a covered job (i.e., a job subject to a noncompetition agreement) during the Look Back Period. For purposes of this Agreement, you will be deemed to have operational knowledge of a Honeywell business(es) if you re
1 For purposes of this Agreement, “planning to conduct” and “conducted or planned” means taking tangible and concrete steps (including active planning) to engage in a particular business or product line.
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ceived, were in possession of, or otherwise had access to Confidential Information regarding such Honeywell business(es).

You acknowledge that (i) Honeywell’s business is conducted around the world; (ii) notwithstanding Honeywell’s state of incorporation or the location of its principal office, Honeywell maintains business activities and valuable business relationships within its industries around the world; and (iii) as part of your responsibilities, you may be conducting business around the world in furtherance of Honeywell’s business and its relationships.

Honeywell recognizes that some businesses, persons, entities, or groups of businesses that constitute Competing Businesses may also have lines of business that do not compete with Honeywell, and the restrictions contained herein are not intended to include such non-competing lines of business.

You understand and agree that if you intend to become employed by, perform services for, or otherwise become Associated with a Competing Business, it is rebuttably presumed that the restrictions contained herein apply. You further understand and agree that if you believe the restrictions contained herein do not, or should not, apply, you must (i) notify Honeywell, in writing, prior to accepting employment or otherwise becoming Associated with the ostensible Competing Business, and (ii) demonstrate to Honeywell’s satisfaction that you are not intending to be employed by, perform services for, or otherwise become Associated with, a Competing Business’ line of business that does compete with Honeywell.

If you have questions about whether a prospective employer constitutes a Competing Business with respect to any job you held during the Look Back Period, you should contact your Human Resource representative.

2.    Reasonableness of Restrictions and Validity. You agree that the terms of this Agreement are reasonable and do not impose a greater restraint than necessary to protect Honeywell’s legitimate protectable business interests, including the protection of its Confidential Information. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent legally permissible. Accordingly, if any particular provision(s) of this Agreement shall be adjudicated to be overbroad, invalid or unenforceable, the court may modify or sever such provision(s), such modification or deletion to apply only with respect to the operation of such provision(s) in the particular jurisdiction in which such adjudication is made. In addition, if any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law as it shall then appear. The remaining provisions of this Agreement shall remain in full force and effect. You also agree that the parties shall request that a court of competent jurisdiction not invalidate or ignore the terms of this Agreement, but instead honor this provision by reforming or modifying any overbroad or otherwise invalid terms to the extent necessary to render the terms valid and enforceable and then enforcing the Agreement as so reformed or modified.
3.    Remedies. You acknowledge that a remedy at law for money damages for any breach or threatened breach of the provisions of this Agreement would be inadequate and therefore agree that Honeywell shall be entitled to injunctive relief in case of any such breach or threatened breach. You acknowledge and agree Honeywell may apply to any court of law or equity of competent jurisdiction
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for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement, and that money damages would not be an adequate remedy for any breach of the provisions of this Agreement. You acknowledge and agree that a violation of this Agreement would cause irreparable harm to Honeywell, and you covenant that you will not assert in any proceeding that a violation or further violation of this Agreement: (i) will not result in irreparable harm to Honeywell; or (ii) could be remedied adequately at law. Honeywell’s right to injunctive relief shall be cumulative and in addition to any other remedies available at law or equity. In the event that a court determines that you have breached this Agreement or enters an order enforcing or upholding any provision of this Agreement, you agree that the post-employment restrictive covenant period shall be tolled during the time period that you were in violation of the covenant so that Honeywell gets the full benefit of the entire restrictive covenant period set forth in Paragraph 1. In the event that a court determines that you have breached or threatened to breach this Agreement, you agree to reimburse Honeywell for all attorneys’ fees and costs incurred in enforcing the terms of this Agreement. However, nothing contained herein shall be construed as prohibiting Honeywell from pursuing any other remedies available for any such breach or threatened breach against you or your new employer, which may also include, but not be limited to, contract damages, lost profits and punitive damages.

4.    Harm and Injunctive Relief and Permitted Disclosures. You agree and acknowledge that the restrictions contained in this Agreement do not preclude you from earning a livelihood, nor do they unreasonably impose limitations on your ability to earn a living. You further agree and acknowledge that the potential harm to Honeywell of the non-enforcement of this Agreement outweighs any potential harm to you from its enforcement by injunction or otherwise. You acknowledge that you have carefully read this Agreement and have given careful consideration to the restraints imposed upon you by this Agreement, and are in full accord as to their necessity for the reasonable and proper protection of Honeywell’s legitimate protectable business interests, including the protection of its Confidential Information. You agree and acknowledge that you have been provided adequate and reasonable consideration in exchange for the obligations under this Agreement, including employment or continued employment by Honeywell, goodwill, access or continued access to Honeywell’s Confidential Information, access or continued access to customers, and additional good and valuable consideration. You expressly acknowledge and agree that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, duration and geographical scope.

You acknowledge that you have been hereby provided notice that federal law provides that an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret where: (a) the disclosure is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law or for pursuing an anti-retaliation lawsuit; or (b) the disclosure is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Federal law also provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order. You understand that in the event it is determined that disclosure of trade secrets was not done in good faith for the
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reasons described above, you will be subject to substantial damages, including punitive damages and attorneys’ fees.

For the avoidance of doubt, and notwithstanding anything in this Agreement to the contrary, nothing herein prohibits you from: (i) making truthful statements or disclosing confidential information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, (ii) cooperating with or participating in any investigation by a governmental agency, (iii) reporting possible violations of federal or state law or regulation to, or filing a charge with, any governmental agency or entity (including, but not limited to, the Department of Justice, the Securities and Exchange Commission, the Commodity Futures Trading Commission, the Equal Employment Opportunity Commission, Members of Congress, and any agency Inspector General), or making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation, and the prior authorization of, or notification to, Honeywell is not required to make any such reports or disclosures.

5.    Binding Agreement, Amendment, Successors. You acknowledge that the provisions of this Agreement are in addition to, and in no way intended to limit, restrict or narrow any prior or existing employment or other agreement with Honeywell. This Agreement does not replace or supersede any prior or existing employment or other agreement with Honeywell, but rather, shall be read in conjunction with such prior or existing agreements and shall be interpreted in a manner to provide Honeywell the maximum protection provided by all agreements you have with Honeywell. The terms of the restrictions in Paragraph 1 and the other terms in this Agreement are to be read consistent with the terms of any other noncompete or other agreements that you have executed with Honeywell; provided, however, to the extent there is a conflict between/among such agreements, such agreements shall be construed as providing the broadest possible protections to Honeywell, even if such construction would require provisions of more than one such agreement to be given effect. No waiver of this Agreement will be effective unless it is in writing and signed by Honeywell’s chief human resources officer or their designee. This Agreement may not be superseded or amended by any other agreement between yourself and Honeywell unless such agreement specifically and expressly states that it is intended to supersede this Agreement and is executed by Honeywell’s chief human resources officer or their designee. This Agreement binds your heirs, executors, administrators, legal representatives and assigns and inures to the benefit of Honeywell and its successors and assigns.

6.    Acknowledgement of Receipt. You acknowledge that you either (i) received adequate consideration for the execution of this Agreement (including, where legally permissible, continued employment in your current role), or (ii) received a copy of this Agreement prior to accepting your transfer, promotion, or hire into your new role and that execution of this Agreement was an express condition of such transfer, promotion, or hire.

7.    Effectiveness of Agreement. This Agreement becomes effective when you sign it. The obligations under it continue throughout the entire period of time you are employed by Honeywell, without regard to the business within Honeywell with which you are associated and these obligations will continue after, and survive, the end of your employment with Honeywell.

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8.    Notice to Future Employers. For the period of two (2) years immediately following the end of your employment with Honeywell, you will inform (i) Honeywell, and (ii) each new prospective employer, of the existence of this Agreement prior to accepting such employment, and provide that prospective employer with a copy of it. Honeywell has the right to inform any future employer of the existence of this Agreement and to provide any future employers with a copy of it.

9.    Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to its principles of conflicts of law. You hereby consent to the exclusive jurisdiction and venue in the federal and state courts of the State of North Carolina, Mecklenburg County, for the resolution of all disputes arising under, or relating to, this Agreement.

10.    Definitions.

“Associated” means an individual is acting in any representative capacity, including but not limited to as an employee, officer, director, principal, agent, manager, partner, co-partner or consultant.

“Confidential Information” means information that is not generally known in the industries in which Honeywell is engaged, which may be disclosed to you or which you may learn, observe, discover or otherwise acquire during, or as a result of, your employment by Honeywell and which includes, without limitation, any information, whether patentable, patented or not, relating to any existing or contemplated products, inventions, services, technology, ideas, concepts, designs, patterns, processes, compounds, formulae, programs, devices, tools, compilations of information, methods, techniques, and including information relating to any research, development, manufacture, purchasing, engineering, know-how, business plans, sales or market methods, methods of doing business, business systems, strategic plans, plans for acquisition or disposition of products, expansion plans, financial status and plans, financial data, personnel information, customer lists or data, customer usages or requirements, or supplier information, which is owned or licensed by Honeywell or held by Honeywell in confidence.

“Honeywell” collectively identifies Honeywell International Inc. (a Delaware corporation having its headquarters in Charlotte, Mecklenburg County, North Carolina), its predecessors, designees and successors and its past, present and future operating companies, divisions, subsidiaries, affiliates and other business units, including businesses acquired by purchase of assets, stock, merger or otherwise.

“Look Back Period” means the two (2) year period ending on the date of your Termination of Employment.

“Termination of Employment” means any separation from employment with Honeywell regardless of the reason, including any and all voluntary and involuntary reasons for termination. The termination date for purposes of this Agreement shall be the last day you actively perform services for Honeywell.

11.    Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of this Agreement.
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You have carefully read this Agreement. You understand and accept its terms. You understand and agree that you will continue to be bound by the provisions of this Agreement after your employment with Honeywell has ended.

/s/ Anne T. Madden        __                    April 7, 2025
ANNE T. MADDEN (E071439)                    Date

Job Title: Senior Vice President, Portfolio Transformation and Senior Advisor

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